KPMG LLP

One Financial Plaza
755 Main Street
Hartford, CT 06103



Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Aetna Multi-Strategy 1099 Fund

We have audited the accompanying statement of assets, liabilities and shareholders equity of Aetna Multi-Strategy 1099 Fund
(the Fund), including the schedule of investments, as of March 31, 2015, and the related statements of operations and cash flows for the year then ended, the statements of changes in shareholders equity for each of the years in the two year period then ended, and the financial highlights for each of the years ended March 31, 2015 and 2014 and for the period from August 1, 2012 (Commencement of Operations) to March 31, 2013. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2015 by correspondence with custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Aetna Multi-Strategy 1099 Fund as of March 31, 2015, the results of its operations and its cash flows for the year then ended, the changes in shareholders equity for each of the years in the two year period then ended, and the financial highlights for each of the years ended March 31, 2015 and 2014 and for the period from August 1, 2012 (Commencement of Operations) to March 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/KPMG LLP

Hartford, Connecticut
May 29, 2015